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[PICO PRODUCTS, INC. LOGO]


                                                                            NEWS
                                                                         RELEASE

PICO PRODUCTS, INC.
12500 Foothill Blvd.
Lakeview Terrace, CA  91342
(800) 421-6511
FAX (818) 899-1381
                                                        CONTACT:
                                                        Joseph T. (Ted) Kingsley
FOR  IMMEDIATE  RELEASE                                 (800) 421-6511



              PICO PRODUCTS RECEIVES INCREASED BANK LINE OF CREDIT


Lakeview Terrace, California -- December 27, 1995: Pico Products, Inc. (Amex "PPI") today announced that the Company's revolving line of credit with Marine Midland Business Loans, Inc. has been extended to December 31, 1996. The total available credit has been increased from $10 million to $11 million and the limit on inventory financing has been increased from $4.5 million to $5.5 million. The increased line of credit will support up to $2 million in additional funding to finance sales growth and market expansion during the next year.

Pico Products, Inc. is a leading international manufacturer of components for cable TV, SMATV and wireless cable systems. The Company has facilities and offices in Los Angeles, CA; Syracuse, NY; Philadelphia, PA; St. Kitts, West Indies; Taipei, Taiwan; and Hong Kong.